UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2005

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2005, the Compensation Committee of the Board of Directors of Electro Scientific Industries, Inc. (the “Company”) accelerated the vesting, effective immediately, of all the Company’s unvested stock options awarded to officers and employees, other than those awarded to the President and Chief Executive Officer at his time of hire (which are discussed in the next paragraph), having an exercise price greater than $20.24.  These options were granted under the Company’s 2000 Stock Incentive Plan and 2000 Stock Option Plan and include an inducement grant made outside of these plans.  The closing price of the Company’s common stock on the Nasdaq National Market on January 25, 2005 was $17.14.  As a result of the acceleration, options to acquire approximately 220,000 shares of the Company’s common stock, which otherwise would have vested from time to time over the next 42 months, became immediately exercisable. For book reporting purposes, no compensation expense will be recognized related to this modification as the options modified had exercise prices higher than the fair value of the underlying common stock on the date of the modification.

On January 25, 2005 the Compensation Committee accelerated the vesting of 315,000 shares of the Company’s common stock subject to an option granted on January 7, 2004, to Nicholas Konidaris, the Company’s President and Chief Executive Officer, so that the option will be fully exercisable on August 26, 2005.  The option has an exercise price of $25.71.  Under the terms of the original option agreement, 105,000 shares would have vested on each of January 7, 2006, January 7, 2007 and January 7, 2008.  In connection with this acceleration, Mr. Konidaris has agreed that the shares underlying the accelerated options may not be sold by him until the date those shares would otherwise have been vested under the terms of the original option agreement.  The amendments to Mr. Konidaris’ Employment Agreement and Stock Option Agreement implementing this restriction are filed herewith as Exhibits 10.1 and 10.2, respectively.  For book reporting purposes, the Company will be required to accelerate approximately $1.5 million of unamortized expense related to this award ratably over the remaining vesting period, which ends August 26, 2005.  This expense would otherwise have been expensed ratably through December 2007.

Mr. Konidaris was also granted options to purchase 40,000 shares of the Company’s common stock on July 13, 2004, the vesting of which was accelerated effective January 25, 2005 as described in the first paragraph above.  The option has an exercise price of $25.50.  Under the terms of the original option agreements, 10,000 shares would have vested on each of July 13, 2005, July 13, 2006, July 13, 2007 and July 13, 2008.  In connection with this acceleration, Mr. Konidaris has agreed that the shares underlying the accelerated options may not be sold by him until the date those shares would otherwise have been vested under the terms of the original option agreements.  The amendments to Mr. Konidaris’ Stock Option Agreements implementing this restriction are filed herewith as Exhibits 10.3 and 10.4.

Options held by executive officers of the Company that were amended include:

Officer	Number of Shares	Price Range

Nicholas Konidaris	355,000	$25.50 - $25.71

J. Michael Dodson	16,176	$25.50

Robert C. Chamberlain	31,716	$21.12 - $25.50

Additionally, the Compensation Committee has decided to reduce grants of stock options in the future.  It believes that the amended vesting provisions will partially mitigate the resulting reduction in future stock option grants.  The Company has decided to follow the “modified prospective method” in implementing recent amendments by the Financial Accounting Standard Board in Accounting for Stock-Based Compensation.  The Company believes the acceleration of the vesting will reduce the amortization of the Company’s stock option compensation expense for fiscal year 2006 and beyond and will enhance comparability of its financial statements with those of prior and future fiscal periods.

On January 25, 2005, the Compensation Committee approved the performance goals for the performance-based restricted stock unit awards granted by the committee on July 13, 2004 to certain officers of the Company.  The form of Performance Based Restricted Stock Units Award Agreement is filed herewith as Exhibit 10.5.

On January 25, 2005, the Compensation Committee also approved a grant of 20,000 restricted stock units to Mr. Konidaris under the Company’s 2004 Stock Incentive Plan.  The units cliff vest on July 22, 2009, the day before Mr. Konidaris’ 65th birthday.  Mr. Konidaris’ Restricted Stock Units Award Agreement is filed herewith as Exhibit 10.6.

On January 25, 2005, the Company approved certain amendments to the Company’s 2004 Stock Incentive Plan.  The Company agreed to submit these amendments for approval pursuant to a letter dated October 12, 2004 from the Company to Fidelity Investments (the “Fidelity Letter”).  A copy of this letter was filed with the Securities and Exchange Commission on October 14, 2004.  These amendments prohibit option grants with an exercise price less than fair market value, require that time-based awards have a minimum vesting period of at least three years, with the subject shares vesting no more quickly than one-third annually over the three-year period, and expressly prohibiting the reservation of additional shares under the plan without shareholder approval.  The 2004 Stock Incentive Plan, as amended, is filed herewith as Exhibit 10.8.

Item 8.01  Other Events

On January 25, 2005, as part of the Company’s undertakings in the Fidelity Letter, the Company approved an amendment to the Compensation Committee Charter which requires the Compensation Committee to recommend compensation for independent directors consistent with the compensation levels of the Company’s peer group.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

10.1                           Amendment No. 1 to Employment Agreement between the Company and Nicholas Konidaris, dated as of January 25, 2005.

10.2                           Amendment No. 1 to Stock Option Agreement between the Company and Nicholas Konidaris, dated as of January 25, 2005 (January 7, 2004 grant).

10.3                           Form of Amendment No. 1 to Stock Option Agreement between the Company and Nicholas Konidaris dated as of January 25, 2005 (July 13, 2004 grant – Incentive Stock Option).

10.4                           Form of Amendment No. 1 to Stock Option Agreement between the Company and Nicholas Konidaris dated as of January 25, 2005 (July 13, 2004 grant – Nonstatutory Stock Option).

10.5                           Form of Performance Based Restricted Stock Units Award Agreement.

10.6                           Form of Restricted Stock Units Award Agreement between the Company and Nicholas Konidaris, dated as of January 25, 2005.

10.7                           Form of Restricted Stock Units Award Agreement.

10.8                           2004 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005.

Electro Scientific Industries, Inc.

	By	/s/ J. Michael Dodson
J. Michael Dodson
Senior Vice President of Administration,
Chief Financial Officer and Secretary

Exhibit Index

Exhibit	Description

10.1	Amendment No. 1 to Employment Agreement between the Company and Nicholas Konidaris, dated as of January 25, 2005

10.2	Amendment No. 1 to Stock Option Agreement between the Company and Nicholas Konidaris, dated as of January 25, 2005 (January 7, 2004 grant).

10.3	Form of Amendment No. 1 to Stock Option Agreement between the Company and Nicholas Konidaris dated as of January 25, 2005 (July 13, 2004 grant – Incentive Stock Option).

10.4	Form of Amendment No. 1 to Stock Option Agreement between the Company and Nicholas Konidaris dated as of January 25, 2005 (July 13, 2004 grant – Nonstatutory Stock Option).

10.5	Form of Performance Based Restricted Stock Units Award Agreement

10.6	Form of Restricted Stock Units Award Agreement between the Company and Nicholas Konidaris, dated as of January 25, 2005.

10.7	Form of Restricted Stock Units Award Agreement

10.8	2004 Stock Incentive Plan, as amended